UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue
San Jose, California	95138
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (669) 275-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2021, Velodyne Lidar, Inc. (the “Company”) entered into an amended and restated employment agreement with Dr. Anand Gopalan, the Company’s Chief Executive Officer, as was a disclosed condition to closing of the transactions contemplated by the Agreement and Plan of Merger (the “Merger”), dated as of July 2, 2020, by and among Graf Industrial Corp. (now known as Velodyne Lidar, Inc.), VL Merger Sub Inc. and Velodyne Lidar, Inc. (now known as Velodyne Lidar USA, Inc.), which condition had been waived for a period of time after closing. The amended and restated employment agreement with Dr. Gopalan, among other things, implements certain compensation changes recommended by the Compensation Committee, which was supported by an independent compensation consultant, in connection with the Company’s common stock becoming publicly traded after the closing of the Merger. In addition to adjusting Dr. Gopalan’s base salary and target bonus for 2021, the amended and restated employment agreement provides that the Company will grant him additional time-based and performance-based stock unit awards covering an aggregate of 228,520 shares of common stock at target-level achievement.  The amended and restated employment agreement also provides Dr. Gopalan with certain rights beginning June 1, 2021 concerning specified severance benefits and vesting acceleration associated with an employment termination.

On January 7, 2021, David Hall informed the Board of Directors of the Company that he has voluntarily transitioned from serving as an employee and executive officer of the Company to a non-executive role, effective immediately. Mr. Hall will continue serving as a non-employee director of the Company. Accordingly, Mr. Hall transitioned from Executive Chairman to Chairman of the Board of Directors on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: January 13, 2021	By:	/s/ Michael Vella
Michael Vella
General Counsel